UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DRAGANFLY INC.

(Exact name of registrant as specified in its charter)

British Columbia	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2108 St. George Avenue Saskatoon, Saskatchewan Canada	S7M 0K7
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares (no par value per share)	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: File No. 333-258074

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered consist of common shares (“Common Shares”) of Draganfly Inc. (the “Registrant”). The description of the Registrant’s Common Shares under the sections captioned “Description of Securities”, “Certain U.S. Federal Income Tax Considerations” and “Certain Canadian Federal Income Tax Considerations for United States Residents” in the prospectus supplement, and under the sections captioned “Description of the Share Capital of the Company” and “Certain Canadian and United States Federal Income Tax Considerations” in the base shelf prospectus, which are included in the Registrant’s registration statement on Form F-10 (File No. 333-258074) (the “Registration Statement”) initially filed with the Securities and Exchange Commission on July 21, 2021, as subsequently amended by any amendments to such Registration Statement, is incorporated herein by reference.

Item 2. Exhibits.

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are to be registered on The Nasdaq Stock Market LLC and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DRAGANFLY INC.
(Registrant)

Date: July 28, 2021

By:	/s/ Cameron Chell
Name:	Cameron Chell
Title:	Chief Executive Officer